Exhibit 99.1

2Q 2024

SmartFinancial Announces Results for the Second Quarter 2024

KNOXVILLE, TN – July 22, 2024 - SmartFinancial, Inc. ("SmartFinancial" or the "Company"; NYSE: SMBK), today announced net income of $8.0 million, or $0.48 per diluted common share, for the second quarter of 2024, compared to net income of $8.8 million, or $0.52 per diluted common share, for the second quarter of 2023, and compared to prior quarter net income of $9.4 million, or $0.55 per diluted common share.  Operating earnings1, which excludes non-recurring income, net of tax adjustments, totaled $7.8 million, or $0.46 per diluted common share, in the second quarter of 2024, compared to $8.8 million, or $0.52 per diluted common share, in the second quarter of 2023, and compared to $8.4 million, or $0.49 per diluted common share, in the first quarter of 2024.

Highlights for the Second Quarter of 2024

●	Operating earnings[1] of $7.8 million, or $0.46 per diluted common share
●	Net organic loan and lease growth of $97 million with 11% annualized quarter-over-quarter increase
●	Quarter-over-quarter net tax equivalent interest margin expansion of 12 basis points to 2.97%
●	10% annualized quarter-over-quarter increase in tangible book value per common share[1]
●	136,195 shares repurchased at a weighted average price of $21.57
●	Credit quality remains solid with nonperforming assets to total assets of 0.20%

Billy Carroll, President & CEO, stated: “Our Company continued to gain momentum with a very nice second quarter highlighted by solid growth in operating revenue and a 10% annualized increase in tangible book value per share quarter over quarter.  We also took advantage of our liquidity position, growing loans at an 11% quarterly annualized pace.  Margin inflection accelerated during the quarter, and we look forward to seeing that trend continue.  The sales energy around our Company is very strong and our outlook for the second half of 2024 remains bullish as we gain further operating leverage.”

SmartFinancial's Chairman, Miller Welborn, concluded: “The Board of Directors was pleased to see operating leverage expansion and strong loan growth during the second quarter. The Company’s markets continue to provide great organic growth opportunities that we look forward to winning. We continue to strategically progress towards our longer-term financial objectives and this quarter’s margin expansion and expense control is a good demonstration of our team’s ability to execute our plan. We are confident in our team and look forward to continued improvement as the year progresses.”

Net Interest Income and Net Interest Margin

Net interest income was $32.8 million for the second quarter of 2024, compared to $31.7 million for the prior quarter.  Average earning assets totaled $4.5 billion for the current and prior quarters.  The categories of average earnings assets changed quarter-over-quarter, primarily from an increase in average loans and leases of $46.2 million, offset by a decrease in average securities of $40.8 million and average interest-earning cash of $7.5 million.  Average interest-bearing liabilities decreased by $19.8 million from the prior quarter, attributable to a decrease in average deposits of $21.3 million, offset by an increase in average borrowings of $1.4 million.

The tax equivalent net interest margin was 2.97% for the second quarter of 2024, compared to 2.85% for the prior quarter. The tax equivalent net interest margin was positively impacted by the increased yield on interest-earning assets, quarter-over-quarter, coupled with a slower rise on the cost of interest-bearing liabilities, quarter-over-quarter. The yield on loans and leases, excluding loan fees, on a fully tax equivalent basis (“FTE”) was 5.80% for the second quarter, compared to 5.71% for the prior quarter.

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP reconciliations

The cost of total deposits for the second quarter of 2024 was 2.56% compared to 2.52% in the prior quarter. The cost of interest-bearing liabilities increased to 3.29% for the second quarter of 2024, compared to 3.23% for the prior quarter. The cost of average interest-bearing deposits was 3.23% for the second quarter of 2024, compared to 3.16% for the prior quarter, an increase of 7 basis points.

The following table presents selected interest rates and yields for the periods indicated:

	Three Months Ended
	Jun	Mar	Increase
Selected Interest Rates and Yields	2024	2024	(Decrease)
Yield on loans and leases, excluding loan fees, FTE	5.80%	5.71%	0.09%
Yield on loans and leases, FTE	5.87%	5.82%	0.05%
Yield on earning assets, FTE	5.52%	5.36%	0.16%
Cost of interest-bearing deposits	3.23%	3.16%	0.07%
Cost of total deposits	2.56%	2.52%	0.04%
Cost of interest-bearing liabilities	3.29%	3.23%	0.06%
Net interest margin, FTE	2.97%	2.85%	0.12%

Provision for Credit Losses on Loans and Leases and Credit Quality

At June 30, 2024, the allowance for credit losses was $34.7 million.  The allowance for credit losses to total loans and leases was 0.97% as of June 30, 2024, compared to 0.98% as of March 31, 2024.

The following table presents detailed information related to the provision for credit losses for the periods indicated (dollars in thousands):

	Three Months Ended
	Jun	Mar	Increase
Provision for Credit Losses on Loans and Leases Rollforward	2024	2024	(Decrease)
Beginning balance	$34,203	$35,066	$(863)
Charge-offs	(457)	(920)	463
Recoveries	48	135	(87)
Net (charge-offs) recoveries	(409)	(785)	376
Provision for credit losses (1)	896	(78)	974
Ending balance	$34,690	$34,203	$487

Allowance for credit losses to total loans and leases, gross	0.97%	0.98%	(0.01)%

(1)	The current quarter-ended and prior quarter-ended excludes unfunded commitments release of $13 thousand and $362 thousand, respectively. At June 30, 2024, the unfunded commitment liability totaled $2.0 million.

Nonperforming loans and leases as a percentage of total loans and leases was 0.19% as of June 30, 2024, an increase of 1 basis point from the 0.18% reported in the first quarter of 2024.  Total nonperforming assets (which include nonaccrual loans and leases, loans and leases past due 90 days or more and still accruing, other real estate owned and other repossessed assets) as a percentage of total assets was 0.20% as of June 30, 2024, and 0.18% on March 31, 2024.

The following table presents detailed information related to credit quality for the periods indicated (dollars in thousands):

	Three Months Ended
	Jun	Mar	Increase
Credit Quality	2024	2024	(Decrease)
Nonaccrual loans and leases	$6,432	$6,171	$261
Loans and leases past due 90 days or more and still accruing	210	95	115
Total nonperforming loans and leases	6,642	6,266	376
Other real estate owned	688	696	(8)
Other repossessed assets	2,645	2,033	612
Total nonperforming assets	$9,975	$8,995	$980

Nonperforming loans and leases to total loans and leases, gross	0.19%	0.18%	0.01%
Nonperforming assets to total assets	0.20%	0.18%	0.02%

Noninterest Income

Noninterest income decreased $776 thousand to $7.6 million for the second quarter of 2024 compared to $8.4 million for the prior quarter.  The current quarter decrease was primarily associated with the $1.3 million pre-tax gain on the sale of a former branch building in the prior quarter, offset by a $283 thousand pre-tax gain on the sale of a bank property in the current quarter.

The following table presents detailed information related to noninterest income for the periods indicated (dollars in thousands):

	Three Months Ended
	Jun	Mar	Increase
Noninterest Income	2024	2024	(Decrease)
Service charges on deposit accounts	$1,692	$1,612	$80
Mortgage banking income	348	280	68
Investment services	1,302	1,380	(78)
Insurance commissions	1,284	1,103	181
Interchange and debit card transaction fees	1,343	1,253	90
Other	1,635	2,752	(1,117)
Total noninterest income	$7,604	$8,380	$(776)

Noninterest Expense

Noninterest expense increased $648 thousand to $29.2 million for the second quarter of 2024 compared to $28.6 million for the prior quarter. The current quarter increase was primarily related to an increase in salaries and employee benefits related to incentive accruals for production performance.

The following table presents detailed information related to noninterest expense for the periods indicated (dollars in thousands):

	Three Months Ended
	Jun	Mar	Increase
Noninterest Expense	2024	2024	(Decrease)
Salaries and employee benefits	$17,261	$16,639	$622
Occupancy and equipment	3,324	3,396	(72)
FDIC insurance	825	915	(90)
Other real estate and loan related expenses	538	584	(46)
Advertising and marketing	295	302	(7)
Data processing and technology	2,452	2,465	(13)
Professional services	1,064	924	140
Amortization of intangibles	608	612	(4)
Other	2,834	2,716	118
Total noninterest expense	$29,201	$28,553	$648

Income Tax Expense

Income tax expense was $2.3 million for the second quarter of 2024, a decrease of $299 thousand, compared to $2.6 million for the prior quarter.

The effective tax rate was 22.56% for the second quarter of 2024 and 21.94% for the prior quarter.

Balance Sheet Trends

Total assets at June 30, 2024 were $4.89 billion compared to $4.83 billion at December 31, 2023.  The $61.6 million increase is primarily attributable to increases loans and leases of $129.7 million, offset by a decrease in securities of $59.8 million and cash and cash equivalents of $9.4 million.

Total liabilities increased to $4.42 billion at June 30, 2024 from $4.37 billion at December 31, 2023.  The increase of $49.0 million was primarily from organic deposit growth of $48.8 million.

Shareholders' equity at June 30, 2024, totaled $472.5 million, an increase of $12.6 million, from December 31, 2023.  The increase in shareholders' equity was primarily driven by net income of $17.4 million for the six months ended June 30, 2024, offset by dividends paid of $2.7 million and repurchase of the Company’s stock of $3.0 million.  Tangible book value per share1 was $21.66 at June 30, 2024, compared to $20.76 at December 31, 2023.  Tangible common equity1 as a percentage of tangible assets1 was 7.66% at June 30, 2024, compared with 7.47% at December 31, 2023.

The following table presents selected balance sheet information for the periods indicated (dollars in thousands):

	Jun	Dec	Increase
Selected Balance Sheet Information	2024	2023	(Decrease)
Total assets	$4,891,009	$4,829,387	$61,622
Total liabilities	4,418,544	4,369,501	49,043
Total equity	472,465	459,886	12,579
Securities	629,817	689,646	(59,829)
Loans and leases	3,574,158	3,444,462	129,696
Deposits	4,316,656	4,267,854	48,802
Borrowings	12,732	13,078	(346)

Conference Call Information

SmartFinancial issued this earnings release for the second quarter of 2024 on Monday, July 22, 2024, and will host a conference call on Tuesday, July 23, 2024, at 10:00 a.m. ET.  To access this interactive teleconference, dial (833) 470-1428 or (404) 975-4839 and entering the access code, 533803.  A replay of the conference call will be available through August 22, 2024, by dialing (866) 813-9403 or (929) 458-6194 and entering the access code, 897395.  Conference call materials will be published on the Company’s webpage located at http://www.smartfinancialinc.com/CorporateProfile, at 9:00 a.m. ET prior to the conference call.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with branches across Tennessee, Alabama, and Florida.  Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts
Billy Carroll
President & CEO
(865) 868-0613 billy.carroll@smartbank.com

Ron Gorczynski
Executive Vice President, Chief Financial Officer
(865) 437-5724 ron.gorczynski@smartbank.com

Media Contact
Kelley Fowler
Senior Vice President, Public Relations & Marketing
(865) 868-0611 kelley.fowler@smartbank.com

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP reconciliation

Non-GAAP Financial Measures

Statements included in this earnings release include measures not recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered Non-GAAP financial measures (“Non-GAAP”) and should be read along with the accompanying tables, which provide a reconciliation of Non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several Non-GAAP financial measures and ratios derived therefrom in its analysis of the Company's performance, including:

(i)	Operating earnings
(ii)	Operating noninterest income
(iii)	Operating noninterest expense
(iv)	Operating pre-provision net revenue (“PPNR”) earnings
(v)	Tangible common equity
(vi)	Average tangible common equity
(vii)	Tangible book value per common share
(viii)	Tangible assets

Operating earnings, operating noninterest income, operating noninterest expense and operating PPNR exclude non-operating related income and expense items, respectively. Tangible common equity and average tangible common equity excludes goodwill and other intangible assets from shareholders' equity and average shareholders' equity, respectively. Tangible book value per common share is tangible common equity divided by common shares outstanding. Tangible assets excludes goodwill and other intangibles from total assets. A detailed reconciliation of these items and ratios derived therefrom is available in the Non-GAAP reconciliations.

Management believes that Non-GAAP financial measures provide additional useful information that allows investors to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers. Management also believes these Non-GAAP financial measures enhance investors' ability to compare period-to-period financial results and allow investors and company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.

Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These statements are not historical in nature and can generally be identified by such words as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “estimate,” and similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others,

(1)	risks associated with our growth strategy, including a failure to implement our growth plans or an inability to manage our growth effectively;
(2)	claims and litigation arising from our business activities and from the companies we acquire, which may relate to contractual issues, environmental laws, fiduciary responsibility, and other matters;
(3)	the risk that cost savings and revenue synergies from recently completed acquisitions may not be realized or may take longer than anticipated to realize;
(4)	disruption from recently completed acquisitions with customer, supplier, employee, or other business relationships;
(5)	our ability to successfully integrate the businesses acquired as part of previous acquisitions with the business of SmartBank;
(6)	changes in management’s plans for the future;
(7)	prevailing, or changes in, economic or political conditions, particularly in our market areas, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing;
(8)	our ability to anticipate interest rate changes and manage interest rate risk (including the impact of higher interest rates on macroeconomic conditions, competition, and the cost of doing business and the impact of prolonged elevated interest rates on our financial projections, models and guidance);
(9)	increased technology and cybersecurity risks, including generative artificial intelligence risks;
(10)	credit risk associated with our lending activities;
(11)	changes in loan demand, real estate values, or competition;
(12)	developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance;
(13)	changes in accounting principles, policies, or guidelines;
(14)	changes in applicable laws, rules, or regulations;
(15)	adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions;
(16)	potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto;
(17)	significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities;
(18)	the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine or the conflict in Israel and surrounding areas; and
(19)	other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements.  SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	Ending Balances
	Jun	Mar	Dec	Sep	Jun
	2024	2024	2023	2023	2023
Assets:
Cash and cash equivalents	$342,835	$477,941	$352,271	$400,258	$238,898
Securities available-for-sale, at fair value	500,821	474,347	408,410	385,131	540,308
Securities held-to-maturity, at amortized cost	128,996	180,169	281,236	282,313	283,564
Other investments	13,780	13,718	13,662	13,805	14,396
Loans held for sale	3,103	4,861	4,418	2,734	986
Loans and leases	3,574,158	3,477,555	3,444,462	3,378,999	3,337,790
Less: Allowance for credit losses	(34,690)	(34,203)	(35,066)	(33,687)	(32,747)
Loans and leases, net	3,539,468	3,443,352	3,409,396	3,345,312	3,305,043
Premises and equipment, net	91,315	92,694	92,963	92,020	92,351
Other real estate owned	688	696	517	1,370	1,708
Goodwill and other intangibles, net	105,929	106,537	107,148	107,792	108,439
Bank owned life insurance	84,483	83,957	83,434	82,914	82,419
Other assets	79,591	76,418	75,932	83,522	77,688
Total assets	$4,891,009	$4,954,690	$4,829,387	$4,797,171	$4,745,800
Liabilities:
Deposits:
Noninterest-bearing demand	$903,300	$907,254	$898,044	$923,763	$1,003,432
Interest-bearing demand	988,057	996,298	1,006,915	993,717	938,758
Money market and savings	1,901,281	1,952,410	1,812,427	1,766,409	1,720,202
Time deposits	524,018	538,159	550,468	562,620	537,192
Total deposits	4,316,656	4,394,121	4,267,854	4,246,509	4,199,584
Borrowings	12,732	9,849	13,078	14,117	15,496
Subordinated debt	42,142	42,120	42,099	42,078	42,057
Other liabilities	47,014	41,804	46,470	47,815	43,816
Total liabilities	4,418,544	4,487,894	4,369,501	4,350,519	4,300,953
Shareholders' Equity:
Common stock	16,926	17,057	16,989	16,995	17,004
Additional paid-in capital	293,586	296,061	295,699	295,542	295,296
Retained earnings	187,751	181,103	173,105	168,271	167,564
Accumulated other comprehensive loss	(25,798)	(27,425)	(25,907)	(34,156)	(35,017)
Total shareholders' equity	472,465	466,796	459,886	446,652	444,847
Total liabilities & shareholders' equity	$4,891,009	$4,954,690	$4,829,387	$4,797,171	$4,745,800

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
	2024	2024	2023	2023	2023	2024	2023
Interest income:
Loans and leases, including fees	$50,853	$50,020	$48,767	$47,539	$45,446	$100,873	$90,173
Investment securities:
Taxable	5,320	4,548	4,344	4,335	4,335	9,869	7,986
Tax-exempt	353	352	352	356	357	705	709
Federal funds sold and other earning assets	4,759	4,863	4,032	3,045	1,956	9,620	6,405
Total interest income	61,285	59,783	57,495	55,275	52,094	121,067	105,273
Interest expense:
Deposits	27,439	27,035	24,926	23,433	19,554	54,474	35,900
Borrowings	148	128	162	210	339	276	564
Subordinated debt	884	899	890	626	626	1,782	1,252
Total interest expense	28,471	28,062	25,978	24,269	20,519	56,532	37,716
Net interest income	32,814	31,721	31,517	31,006	31,575	64,535	67,557
Provision for credit losses	883	(440)	1,571	795	113	443	663
Net interest income after provision for credit losses	31,931	32,161	29,946	30,211	31,462	64,092	66,894
Noninterest income:
Service charges on deposit accounts	1,692	1,612	1,673	1,736	1,657	3,304	3,102
Loss on sale of securities, net	—	—	—	(6,801)	—	—	—
Mortgage banking	348	280	227	309	332	628	504
Investment services	1,302	1,380	1,339	1,461	1,300	2,682	2,305
Insurance commissions	1,284	1,103	1,133	1,153	1,139	2,387	2,398
Interchange and debit card transaction fees	1,343	1,253	1,370	1,357	1,347	2,596	2,730
Other	1,635	2,752	1,837	1,476	1,355	4,387	3,016
Total noninterest income	7,604	8,380	7,579	691	7,130	15,984	14,055
Noninterest expense:
Salaries and employee benefits	17,261	16,639	16,275	16,785	15,947	33,900	32,689
Occupancy and equipment	3,324	3,396	3,378	3,547	3,318	6,720	6,526
FDIC insurance	825	915	915	825	875	1,740	1,416
Other real estate and loan related expense	538	584	781	603	441	1,123	1,013
Advertising and marketing	295	302	336	346	305	597	660
Data processing and technology	2,452	2,465	2,458	2,378	2,235	4,916	4,398
Professional services	1,064	924	1,136	735	764	1,989	1,572
Amortization of intangibles	608	612	643	647	675	1,220	1,334
Merger related and restructuring expenses	—	—	—	110	—	—	—
Other	2,834	2,716	3,773	2,540	2,850	5,549	5,331
Total noninterest expense	29,201	28,553	29,695	28,516	27,410	57,754	54,939
Income before income taxes	10,334	11,988	7,830	2,386	11,182	22,322	26,010
Income tax expense	2,331	2,630	1,640	319	2,346	4,962	5,674
Net income	$8,003	$9,358	$6,190	$2,067	$8,836	$17,360	$20,336
Earnings per common share:
Basic	$0.48	$0.56	$0.37	$0.12	$0.53	$1.03	$1.21
Diluted	$0.48	$0.55	$0.37	$0.12	$0.52	$1.03	$1.20
Weighted average common shares outstanding:
Basic	16,770,819	16,849,735	16,814,647	16,807,548	16,806,389	16,810,277	16,798,939
Diluted	16,850,250	16,925,408	16,918,234	16,918,635	16,898,091	16,887,374	16,897,444

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Three Months Ended
	June 30, 2024			March 31, 2024			June 30, 2023
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Loans and leases, including fees[1]	$3,504,265	$51,110	5.87%	$3,458,109	$50,020	5.82%	$3,308,595	$45,446	5.51%
Taxable securities	580,517	5,320	3.69%	620,805	4,548	2.95%	770,275	4,335	2.26%
Tax-exempt securities[2]	63,690	447	2.82%	64,161	445	2.79%	65,265	452	2.78%
Federal funds sold and other earning assets	346,459	4,759	5.52%	353,913	4,863	5.53%	195,266	1,956	4.02%
Total interest-earning assets	4,494,931	61,636	5.52%	4,496,988	59,876	5.36%	4,339,401	52,189	4.82%
Noninterest-earning assets	383,697			380,231			355,701
Total assets	$4,878,628			$4,877,219			$4,695,102

Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$983,433	5,950	2.43%	$996,147	6,060	2.45%	$950,227	4,892	2.06%
Money market and savings deposits	1,909,125	16,529	3.48%	1,904,855	16,149	3.41%	1,737,303	11,785	2.72%
Time deposits	528,985	4,960	3.77%	541,792	4,826	3.58%	504,350	2,877	2.29%
Total interest-bearing deposits	3,421,543	27,439	3.23%	3,442,794	27,035	3.16%	3,191,880	19,554	2.46%
Borrowings	12,684	148	4.69%	11,245	128	4.58%	24,845	339	5.47%
Subordinated debt	42,129	884	8.44%	42,107	899	8.59%	42,044	626	5.97%
Total interest-bearing liabilities	3,476,356	28,471	3.29%	3,496,146	28,062	3.23%	3,258,769	20,519	2.53%
Noninterest-bearing deposits	888,693			872,840			951,381
Other liabilities	47,208			47,085			40,669
Total liabilities	4,412,257			4,416,071			4,250,819
Shareholders' equity	466,371			461,148			444,283
Total liabilities and shareholders' equity	$4,878,628			$4,877,219			$4,695,102

Net interest income, taxable equivalent		$33,165			$31,814			$31,670
Interest rate spread			2.22%			2.13%			2.30%
Tax equivalent net interest margin			2.97%			2.85%			2.93%

Percentage of average interest-earning assets to average interest-bearing liabilities			129.30%			128.63%			133.16%
Percentage of average equity to average assets			9.56%			9.46%			9.46%

1 Yields computed on tax-exempt loans on a tax equivalent basis include $257 thousand, $0 thousand, and $0 thousand of taxable equivalent income for the quarters ended June 30, 2024, March 31, 2024, and June 30, 2023, respectively.

2 Yields computed on tax-exempt instruments on a tax equivalent basis include $94 thousand, $93 thousand, and $95 thousand of taxable equivalent income for the quarters ended June 30, 2024, March 31, 2024, and June 30, 2023, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Six Months Ended
	June 30, 2024			June 30, 2023
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Loans and leases, including fees[1]	$3,481,187	$101,130	5.84%	$3,283,662	$90,173	5.54%
Taxable securities	600,661	9,869	3.30%	747,037	7,986	2.16%
Tax-exempt securities[2]	63,925	892	2.81%	65,405	897	2.77%
Federal funds sold and other earning assets	350,186	9,620	5.52%	286,254	6,405	4.51%
Total interest-earning assets	4,495,959	121,511	5.44%	4,382,358	105,461	4.85%
Noninterest-earning assets	381,964			357,837
Total assets	$4,877,923			$4,740,195

Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$989,790	12,010	2.44%	$947,196	9,119	1.94%
Money market and savings deposits	1,906,990	32,677	3.45%	1,778,650	22,168	2.51%
Time deposits	535,389	9,787	3.68%	486,952	4,613	1.91%
Total interest-bearing deposits	3,432,169	54,474	3.19%	3,212,798	35,900	2.25%
Borrowings	11,964	276	4.64%	20,874	564	5.45%
Subordinated debt	42,118	1,782	8.51%	42,033	1,252	6.01%
Total interest-bearing liabilities	3,486,251	56,532	3.26%	3,275,705	37,716	2.32%
Noninterest-bearing deposits	880,767			983,348
Other liabilities	47,146			42,777
Total liabilities	4,414,164			4,301,830
Shareholders' equity	463,759			438,365
Total liabilities and shareholders' equity	$4,877,923			$4,740,195

Net interest income, taxable equivalent		$64,979			$67,745
Interest rate spread			2.17%			2.53%
Tax equivalent net interest margin			2.91%			3.12%

Percentage of average interest-earning assets to average interest-bearing liabilities			128.96%			133.78%
Percentage of average equity to average assets			9.51%			9.25%

1Yields computed on tax-exempt loans on a tax equivalent basis included $257 thousand and $0 thousand of taxable equivalent income for the six months ended June 30, 2024, and 2023, respectively.

2Yields computed on tax-exempt instruments on a tax equivalent basis included $187 thousand and $188 thousand of taxable equivalent income for the six months ended June 30, 2024, and 2023, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	As of and for The Three Months Ended
	Jun	Mar	Dec	Sep	Jun
	2024	2024	2023	2023	2023
Composition of Loans and Leases:
Commercial real estate:
Owner occupied	$829,085	$804,557	$798,416	$776,402	$769,978
Non-owner occupied	986,278	938,648	940,789	890,774	871,779
Commercial real estate, total	1,815,363	1,743,205	1,739,205	1,667,176	1,641,757
Commercial & industrial	701,460	667,903	645,918	617,115	594,427
Construction & land development	294,575	321,860	327,185	373,068	394,742
Consumer real estate	678,331	659,209	649,867	638,518	624,828
Leases	70,299	71,909	68,752	68,538	66,401
Consumer and other	14,130	13,469	13,535	14,584	15,635
Total loans and leases	$3,574,158	$3,477,555	$3,444,462	$3,378,999	$3,337,790

Asset Quality and Additional Loan Data:
Nonperforming loans and leases	$6,642	$6,266	$8,101	$4,163	$3,722
Other real estate owned	688	696	517	1,370	1,708
Other repossessed assets	2,645	2,033	1,117	348	282
Total nonperforming assets	$9,975	$8,995	$9,735	$5,881	$5,712
Modified loans and leases[1] not included in nonperforming loans and leases	$4,241	$4,413	$4,245	$2,376	$657
Net charge-offs to average loans and leases (annualized)	0.05%	0.09%	0.04%	0.04%	(0.01)%
Allowance for credit losses to loans and leases	0.97%	0.98%	1.02%	1.00%	0.98%
Nonperforming loans and leases to total loans and leases, gross	0.19%	0.18%	0.24%	0.12%	0.11%
Nonperforming assets to total assets	0.20%	0.18%	0.20%	0.12%	0.12%

Capital Ratios:
Equity to Assets	9.66%	9.42%	9.52%	9.31%	9.37%
Tangible common equity to tangible assets (Non-GAAP)[2]	7.66%	7.43%	7.47%	7.23%	7.25%

SmartFinancial, Inc.[3]
Tier 1 leverage	8.32%	8.23%	8.27%	8.13%	8.24%
Common equity Tier 1	10.06%	10.20%	10.14%	10.07%	10.12%
Tier 1 capital	10.06%	10.20%	10.14%	10.07%	10.12%
Total capital	11.68%	11.85%	11.78%	11.90%	11.94%

SmartBank	Estimated[4]
Tier 1 leverage	9.11%	9.07%	9.18%	9.00%	9.18%
Common equity Tier 1	11.02%	11.23%	11.26%	11.15%	11.27%
Tier 1 capital	11.02%	11.23%	11.26%	11.15%	11.27%
Total capital	11.79%	12.00%	12.02%	11.87%	11.97%

1Borrowers that have experienced financial difficulty.

2Total common equity less intangibles divided by total assets less intangibles. See reconciliation of Non-GAAP measures.

3All periods presented are estimated.

4 Current period capital ratios are estimated as of the date of this earnings release.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	As of and for The					As of and for The
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	June
	2024	2024	2023	2023	2023	2024	2023
Selected Performance Ratios (Annualized):
Return on average assets	0.66%	0.77%	0.52%	0.17%	0.75%	0.72%	0.87%
Return on average shareholders' equity	6.90%	8.16%	5.46%	1.84%	7.98%	7.53%	9.36%
Return on average tangible common equity¹	8.94%	10.63%	7.18%	2.43%	10.57%	9.77%	12.46%
Noninterest income / average assets	0.63%	0.69%	0.63%	0.06%	0.61%	0.66%	0.60%
Noninterest expense / average assets	2.41%	2.35%	2.47%	2.37%	2.34%	2.38%	2.34%
Efficiency ratio	72.25%	71.20%	75.95%	89.96%	70.82%	71.73%	67.32%

Operating Selected Performance Ratios (Annualized):
Operating return on average assets[1]	0.64%	0.69%	0.57%	0.60%	0.75%	0.67%	0.87%
Operating PPNR return on average assets[1]	0.90%	0.84%	0.86%	0.84%	0.96%	0.87%	1.13%
Operating return on average shareholders' equity[1]	6.72%	7.29%	6.07%	6.41%	7.98%	7.00%	9.36%
Operating return on average tangible common equity[1]	8.70%	9.49%	7.98%	8.46%	10.57%	9.09%	12.46%
Operating efficiency ratio[1]	72.13%	73.50%	73.41%	73.60%	70.64%	72.81%	67.16%
Operating noninterest income / average assets[1]	0.60%	0.58%	0.63%	0.62%	0.61%	0.59%	0.60%
Operating noninterest expense / average assets[1]	2.41%	2.35%	2.39%	2.36%	2.34%	2.38%	2.34%

Selected Interest Rates and Yields:
Yield on loans and leases, excluding loan fees, FTE	5.80%	5.71%	5.61%	5.52%	5.39%	5.76%	5.30%
Yield on loans and leases, FTE	5.87%	5.82%	5.68%	5.61%	5.51%	5.84%	5.54%
Yield on earning assets, FTE	5.52%	5.36%	5.22%	4.99%	4.82%	5.44%	4.85%
Cost of interest-bearing deposits	3.23%	3.16%	3.00%	2.84%	2.46%	3.19%	2.25%
Cost of total deposits	2.56%	2.52%	2.35%	2.20%	1.89%	2.54%	1.73%
Cost of interest-bearing liabilities	3.29%	3.23%	3.07%	2.89%	2.53%	3.26%	2.32%
Net interest margin, FTE	2.97%	2.85%	2.86%	2.81%	2.93%	2.91%	3.12%

Per Common Share:
Net income, basic	$0.48	$0.56	$0.37	$0.12	$0.53	$1.03	$1.21
Net income, diluted	0.48	0.55	0.37	0.12	0.52	1.03	1.20
Operating earnings, basic¹	0.47	0.50	0.41	0.43	0.53	0.96	1.21
Operating earnings, diluted¹	0.46	0.49	0.41	0.43	0.52	0.96	1.20
Book value	27.91	27.37	27.07	26.28	26.16	27.91	26.16
Tangible book value¹	21.66	21.12	20.76	19.94	19.78	21.66	19.78
Common shares outstanding	16,925,902	17,056,704	16,988,879	16,994,543	17,004,092	16,925,902	17,004,092

¹Non-GAAP measure. See reconciliation of Non-GAAP measures.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	June
	2024	2024	2023	2023	2023	2024	2023
Operating Earnings:
Net income (GAAP)	$8,003	$9,358	$6,190	$2,067	$8,836	$17,360	$20,336
Noninterest income:
Securities (gains) losses, net	—	—	—	6,801	—	—	—
Gain on sale of former branch building	(283)	(1,346)	—	—	—	(1,629)	—
Noninterest expenses:
Donation of a former branch location	—	—	250	—	—	—	—
Accruals for pending litigation	—	—	675	—	—	—	—
Merger related and restructuring expenses	—	—	—	110	—	—	—
Income taxes:
Income tax effect of adjustments	73	348	(239)	(1,785)	—	421	—
Operating earnings (Non-GAAP)	$7,793	$8,360	$6,876	$7,193	$8,836	$16,152	$20,336
Operating earnings per common share (Non-GAAP):
Basic	$0.47	$0.50	$0.41	$0.43	$0.53	$0.96	$1.21
Diluted	0.46	0.49	0.41	0.43	0.52	0.96	1.20

Operating Noninterest Income:
Noninterest income (GAAP)	$7,604	$8,380	$7,579	$691	$7,130	$15,984	$14,055
Securities (gains) losses, net	—	—	—	6,801	—	—	—
Gain on sale of former branch building	(283)	(1,346)	—	—	—	(1,629)	—
Operating noninterest income (Non-GAAP)	$7,321	$7,034	$7,579	$7,492	$7,130	$14,355	$14,055
Operating noninterest income (Non-GAAP)/average assets[1]	0.60%	0.58%	0.63%	0.62%	0.61%	0.59%	0.60%

Operating Noninterest Expense:
Noninterest expense (GAAP)	$29,201	$28,553	$29,695	$28,516	$27,410	$57,754	$54,939
Donation of a former branch location	—	—	(250)	—	—	—	—
Accruals for pending litigation	—	—	(675)	—	—	—	—
Merger related and restructuring expenses	—	—	—	(110)	—	—	—
Operating noninterest expense (Non-GAAP)	$29,201	$28,553	$28,770	$28,406	$27,410	$57,754	$54,939
Operating noninterest expense (Non-GAAP)/average assets[2]	2.41%	2.35%	2.39%	2.36%	2.34%	2.38%	2.34%

Operating Pre-provision Net revenue ("PPNR") Earnings:
Net interest income (GAAP)	$32,814	$31,721	$31,517	$31,006	$31,575	$64,535	$67,557
Operating noninterest income (Non-GAAP)	7,321	7,034	7,579	7,492	7,130	14,355	14,055
Operating noninterest expense (Non-GAAP)	(29,201)	(28,553)	(28,770)	(28,406)	(27,410)	(57,754)	(54,939)
Operating PPNR earnings (Non-GAAP)	$10,934	$10,202	$10,326	$10,092	$11,295	$21,136	$26,673

Non-GAAP Return Ratios:
Operating return on average assets (Non-GAAP)[3]	0.64%	0.69%	0.57%	0.60%	0.75%	0.67%	0.87%
Operating PPNR return on average assets (Non-GAAP)[4]	0.90%	0.84%	0.86%	0.84%	0.96%	0.87%	1.13%
Return on average tangible common equity (Non-GAAP)[5]	8.94%	10.62%	7.18%	2.43%	10.57%	9.77%	12.46%
Operating return on average shareholders' equity (Non-GAAP)[6]	6.72%	7.29%	6.07%	6.41%	7.98%	7.00%	9.36%
Operating return on average tangible common equity (Non-GAAP)[7]	8.70%	9.49%	7.98%	8.46%	10.57%	9.09%	12.46%

Operating Efficiency Ratio:
Efficiency ratio (GAAP)	72.25%	71.20%	75.95%	89.96%	70.82%	71.73%	67.32%
Adjustment for taxable equivalent yields	(0.63)%	(0.17)%	(0.18)%	(0.27)%	(0.18)%	(0.40)%	(0.16)%
Adjustment for securities gains (losses)	—%	—%	—%	(15.89)%	—%	—%	—%
Adjustment for sale of branch location	0.51%	2.46%	—%	—%	—%	1.48%	—%
Adjustment for donation of a former branch location	—%	—%	(0.64)%	—%	—%	—%	—%
Adjustment for accruals for pending litigation	—%	—%	(1.72)%	—%	—%	—%	—%
Adjustment for merger related income and costs	—%	—%	—%	(0.20)%	—%	—%	—%
Operating efficiency ratio (Non-GAAP)	72.13%	73.50%	73.41%	73.60%	70.64%	72.81%	67.16%

1Operating noninterest income (Non-GAAP) is annualized and divided by average assets.

2Operating noninterest expense (Non-GAAP) is annualized and divided by average assets.

3Operating return on average assets (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average assets.

4Operating PPNR return on average assets (Non-GAAP) is the annualized operating PPNR earnings (Non-GAAP) divided by average assets.

5Return on average tangible common equity (Non-GAAP) is the annualized net income divided by average tangible common equity (Non-GAAP).

6Operating return on average shareholders’ equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average equity.

7Operating return on average tangible common equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP).

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended
	Jun	Mar	Dec	Sep	Jun
	2024	2024	2023	2023	2023
Tangible Common Equity:
Shareholders' equity (GAAP)	$472,465	$466,796	$459,886	$446,652	$444,847
Less goodwill and other intangible assets	105,929	106,537	107,148	107,792	108,439
Tangible common equity (Non-GAAP)	$366,536	$360,259	$352,738	$338,860	$336,408

Average Tangible Common Equity:
Average shareholders' equity (GAAP)	$466,371	$461,148	$449,526	$445,432	$444,283
Less average goodwill and other intangible assets	106,301	106,920	107,551	108,194	108,851
Average tangible common equity (Non-GAAP)	$360,070	$354,228	$341,975	$337,238	$335,432

Tangible Book Value per Common Share:
Book value per common share (GAAP)	$27.91	$27.37	$27.07	$26.28	$26.16
Adjustment due to goodwill and other intangible assets	(6.25)	(6.25)	(6.31)	(6.34)	(6.38)
Tangible book value per common share (Non-GAAP)[1]	$21.66	$21.12	$20.76	$19.94	$19.78

Tangible Common Equity to Tangible Assets:
Total Assets (GAAP)	$4,891,009	$4,954,690	$4,829,387	$4,797,171	$4,745,800
Less goodwill and other intangibles	105,929	106,537	107,148	107,792	108,439
Tangible Assets (Non-GAAP)	$4,785,080	$4,848,153	$4,722,239	$4,689,379	$4,637,361
Tangible common equity to tangible assets (Non-GAAP)	7.66%	7.43%	7.47%	7.23%	7.25%

1Tangible book value per share (Non-GAAP) is computed by dividing total shareholders’ equity, less goodwill and other intangible assets, by common shares outstanding.